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                                                                    EXHIBIT 11.1
                              BIO-VASCULAR, INC.
                    COMPUTATION OF INCOME (LOSS) PER SHARE
                       (In thousands, except share data)
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                                                                                     Three Months Ended
                                                                                         January 31,
                                                                                   ----------------------
                                                                                        (unaudited)

                                                                                      1997            1996
                                                                                   ----------      ----------
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Net Income (loss) data:
  Income from continuing operations..........................................             125             524
  Income from discontinued operations........................................              --            (319)
                                                                                    ---------       ---------
  Net income.................................................................       $     125       $     205
                                                                                    =========       =========
Net income (loss) per common and common
equivalent share, primary:
  Continuing operations......................................................             .01             .05
  Discontinued operations....................................................              --            (.03)
                                                                                    ---------       ---------
  Net income.................................................................       $     .01       $     .02
                                                                                    =========       =========
Net income (loss) per common and common
equivalent share, fully diluted:
  Continuing operations......................................................             .01             .05
  Discontinued operations....................................................              --            (.03)
                                                                                    ---------       ---------
Net income...................................................................       $     .01       $     .02
                                                                                    =========       =========
WEIGHTED AVERAGE NUMBER OF COMMON
AND COMMON EQUIVALENT SHARES

Primary:
  Weighted average number of common shares
  outstanding................................................................       9,532,868       9,383,526

  Common equivalent shares:
    Dilutive stock options and warrants, using Treasury
    Stock Method.............................................................         296,256         544,752
                                                                                    ---------       ---------
                                                                                    9,829,124       9,928,278
                                                                                    =========       =========
  Weighted average number of common shares
  outstanding................................................................       9,532,868       9,383,526

  Common equivalent shares:
    Dilutive stock options and warrants, using Treasury
    Stock Method.............................................................         296,273         545,207
                                                                                    ---------       ---------
                                                                                    9,829,141       9,928,733
                                                                                    =========       =========
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